                                                                      EXHIBIT 11
                                                                      ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1997 AND 1998
       (Amounts in thousands, except number of shares and per share data)

                                                  Six Months Ended June 30,               Three Months Ended June 30,
                                            -------------------------------------    --------------------------------------
                                               1997         1998          1998          1997          1998          1998
                                               RMB           RMB           US$           RMB           RMB           US$
                                            ----------   -----------   ----------    -----------   -----------   ----------
BASIC

Net income, as reported                         34,696       (9,394)       (1,131)        17,778        ( 427)        (  51)
                                            ==========   ==========    ==========    ===========   ==========    ==========

Weighted average number of shares
    of common stock outstanding:

Shares of common stock outstanding
   on January 1                             12,700,109   12,700,142    12,700,142     12,700,109   12,700,142    12,700,142

Conversion of Series B Preferred
   Shares                                                   332,071       332,071                     660,493       660,493

Share issued as a result of rounding
    from reverse stock split                        31            2             2             31            2             2
                                            ----------   ----------    ----------    -----------   ----------    ----------

Weighted average number of
    shares of common stock outstanding      12,700,140   13,032,215    13,032,215     12,700,140   13,360,637    13,360,637
                                            ==========   ==========    ==========    ===========   ==========    ==========

Earnings / (Loss) per share                       2.73        (0.72)        (0.09)          1.40        (0.03)        (0.00)
                                            ==========   ==========    ==========    ===========   ==========    ==========

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1997 AND 1998
       (Amounts in thousands, except number of shares and per share data)

                                                  Six Months Ended June 30,               Three Months Ended June 30,
                                            -------------------------------------    --------------------------------------
                                               1997         1998          1998          1997          1998          1998
                                               RMB           RMB           US$           RMB           RMB           US$
                                            ----------   -----------   ----------    -----------   -----------   ----------
DILUTED

Net income, as reported                       34,696       (9,394)       (1,131)        17,778         (427)            (51)
Add after tax interest expense
  applicable to Convertible
  Debentures                                   5,724            -             -          2,885            -               -
                                          ----------   ----------    ----------    -----------   ----------    ------------
Net income, as adjusted                       40,420       (9,394)       (1,131)        20,663         (427)            (51)
                                          ==========   ==========    ==========    ===========   ==========    ============

Weighted average number of shares
  of common stock outstanding:
Share of common stock
  outstanding on January 1                12,700,109   12,700,142    12,700,142     12,700,109   12,700,142      12,700,142

Conversion of Series B Preferred
 Shares                                                   332,071       332,071                     660,493         660,493

Share issued as a result of rounding
  from reverse stock split                        31            2             2             31            2               2
                                          ----------   ----------    ----------    -----------   ----------    ------------

Weighted average number of
  shares of common stock outstanding      12,700,140   13,032,215    13,032,215     12,700,140   13,360,637      13,360,637

Shares of common stock
 issuable assuming conversion of
 the Convertible Preferred Stock
    - Series A                             3,600,000            -             -      3,600,000            -               -
    - Series B                               680,000            -             -        680,000            -               -

Shares of common stock issuable
    assuming conversion of the
    Convertible Debentures on
    August 23, 1996                        2,300,000            -             -      2,300,000            -               -
                                          ----------   ----------    ----------    -----------   ----------    ------------
Total weighted average number of
    shares of common stock and
    common stock equivalents
    outstanding                           19,280,140   13,032,215    13,032,215    19,280,140    13,360,637     13,360,637
                                          ==========   ==========    ==========    ==========    ==========    ===========

Earnings /(Loss) per share                      2.10        (0.72)        (0.09)         1.07         (0.03)         (0.00)
                                          ==========   ==========    ==========    ==========    ==========    ===========

                                       23